Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Cleveland BioLabs, Inc. and Subsidiaries:

We consent to the use in the Form l0-K of Cleveland BioLabs, Inc. and Subsidiaries (the "Company") for the year ended December 31, 2012 and the incorporation by reference in the registration statements on Form S-8 (Nos. 333-140687, 333-150542, 333-167415 and 333-182466) and the registration statements on Form S-3 (Nos. 333-160648, 333-167258 and 333-169883) of the Company of our report dated March 13, 2013, with respect to the consolidated balance sheets of Cleveland BioLabs, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, consolidated statement of comprehensive loss, consolidated stockholders' equity (deficit), and consolidated cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting which report appears in the December 31, 2012 annual report on Form 10-K of the Company.

MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm

Cleveland, Ohio
March 18, 2013